SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to 240.14a-12

                           SHARPER IMAGE CORPORATION:
        ----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

        ----------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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         2) Aggregate number of securities to which transaction applies:

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         3)       Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

         1) Amount Previously Paid:

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

                                   PRELIMINARY

                              [SHARPER IMAGE LOGO]

                                                                     May 3, 2004

TO THE STOCKHOLDERS OF
SHARPER IMAGE CORPORATION:

         You are cordially invited to attend the Annual Meeting of Stockholders of Sharper Image Corporation (the "Company") on June 7, 2004, at 10:00 a.m., which will be held at the World Trade Club, 1 Ferry Plaza, San Francisco, California 94111.

         Details of business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, we will present a report on the progress of the Company during the past year.

         Accompanying this Proxy Statement is our 2003 Annual Report to Stockholders.

         We hope that you will attend the Annual Meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope so that your shares will be represented at the Annual Meeting.


                                            Sincerely yours,

                                            RICHARD THALHEIMER
                                            Founder, Chairman of the Board, and
                                            Chief Executive Officer


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

         In order to assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

         If you are shareholder of record you can grant a proxy over the Internet or telephone by following the instructions on the proxy card.

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                            SHARPER IMAGE CORPORATION
                                650 Davis Street
                         San Francisco, California 94111

                                 ---------------

                                   PRELIMINARY
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 7, 2004

         The Annual Meeting of Stockholders of Sharper Image Corporation (the "Company") will be held at the World Trade Club, 1 Ferry Plaza, San Francisco, California 94111, on Monday, June 7, 2004, at 10:00 a.m., for the following purposes:

                  1. To elect Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

                  2. To authorize an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 50,000,000 shares;

                  3. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending January 31, 2005; and

                  4. To transact any other business which may properly come before the meeting or any adjournments or postponements thereof.

         The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

         Stockholders of record at the close of business on April 12, 2004, will be entitled to vote at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy in the envelope provided. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.


                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     RICHARD THALHEIMER
                                     Founder, Chairman of the Board, and
                                     Chief Executive Officer

San Francisco, California
May 3, 2004

                              [SHARPER IMAGE LOGO]

                                   PRELIMINARY
                                 PROXY STATEMENT
                                     FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS OF
                            SHARPER IMAGE CORPORATION
                             To Be Held June 7, 2004

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sharper Image Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. at the World Trade Club, 1 Ferry Plaza, San Francisco, California 94111, on June 7, 2004 and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about May 3, 2004.

         The address of the principal executive office of the Company is 650 Davis Street, San Francisco, California 94111.


                                  VOTING RIGHTS

         Only stockholders of record of the Company's Common Stock ("Common Stock") at the close of business on April 12, 2004, will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holders thereof to one vote on each matter to come before the Annual Meeting. On March 26, 2004, there were 15,517,146 shares of Common Stock outstanding.

         The enclosed proxy is solicited by the Company's Board of Directors ("Board of Directors" or "Board") and, when returned properly completed, will be voted as you direct on your proxy card. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the proposals discussed herein and in the discretion of the proxy holders on other matters presented at the Annual Meeting. Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, then in the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. For the election of directors, broker non-votes and votes marked "withheld" do not have the effect of a vote against the matter and will not affect the outcome of the election. For matters decided by a majority of shares present and entitled to vote on the matter, abstentions have the effect of a vote against the matter, but broker non-votes do not have the effect of a vote against the matter.


                             REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting the shares covered by the proxy in person.


                             SOLICITATION OF PROXIES

         The entire cost of soliciting proxies will be borne by the Company. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile, e-mail, or other means by directors, officers, employees or agents of the Company who will not receive additional compensation for such solicitation. Copies of the solicitation material will be furnished to brokerage firms, fiduciaries and other custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. Such persons will be reimbursed by the Company for their reasonable expenses incurred in sending proxy material to beneficial owners of the Common Stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         At the Annual Meeting, five (5) Directors are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Set forth below is information regarding the nominees to the Board of Directors for election as Directors.

         Each nominee has agreed to serve if elected, and the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

Nominees to the Board of Directors

Name                          Principal Occupation                                       Age
----                          --------------------                                       ---
Richard Thalheimer            Founder, Chairman of the Board and Chief Executive         56
                              Officer of Sharper Image Corporation
Alan Thalheimer               Retired Business Executive                                 78
Gerald Napier                 Retired President, I. Magnin and Company                   77
Morton David                  Retired Chairman, Franklin Electronic Publishers, Inc.     67
George James                  Retired Senior Vice President and Chief Financial          66
                              Officer, Levi Strauss & Co.

         RICHARD THALHEIMER is the founder of the Company and has served as Chief Executive Officer and as a Director of the Company since 1978 and as Chairman of the Board of Directors since 1985. Mr. Richard Thalheimer also served as President of the Company through July 1993.

         ALAN THALHEIMER has been a Director of the Company since June 1981 and was President of Thalheimer, Inc. or its predecessor from May 1981 until retiring in 1993. Mr. Alan Thalheimer is the father of Mr. Richard Thalheimer.

         GERALD NAPIER has been a Director of the Company since April 1997. Mr. Napier was the President of I. Magnin and Company from February 1982 until retiring in 1988. Mr. Napier was Senior Vice President of General Operations at Abraham and Straus from 1977 to 1982.

         MORTON DAVID has been a Director of the Company since January 1998. Mr. David was Chairman, President and Chief Executive Officer of Franklin Electronic Publishers, Inc. from May 1984 until his retirement in February 1998.

         GEORGE JAMES has been a Director of the Company since June 1999. Mr. James was Senior Vice President and Chief Financial Officer of Levi Strauss & Co. from 1985 until his retirement in 1998. Mr. James was Executive Vice
President and Group President from 1984 to 1985, and was Executive Vice President and Chief Financial Officer from 1982 to 1983 at Crown Zellerbach Corporation. Mr. James was Senior Vice President and Chief Financial Officer from 1972 to 1982 at Arcata Corporation.

Vote Required

         It is intended that the proxies will be voted for the election as Directors of the five nominees named above, unless authority to vote for any such nominee is withheld. The five nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected. In the unanticipated event that a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the present Board of Directors to fill the vacancy.

Recommendations of the Board of Directors

         The Board of Directors recommends a vote FOR all nominees listed above.

Board Meetings and Committees

         The Board of Directors of the Company held four meetings during fiscal 2003. Each Director attended more than seventy-five percent (75%) of the aggregate of (i) the total number of such meetings held during the fiscal year and (ii) the total number of meetings held by all committees of the Board on which such Director served as a member. Shareholders may send communications to the Board of Directors at the following address:
Corporate Secretary, Sharper Image Corporation, 650 Davis St., San Francisco, CA 94111. Although there is no formal requirement, Directors generally attend all annual meetings and all Directors attended the 2003 Annual Meeting of Stockholders. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Each member of these committees meets the independence requirements of NASDAQ. The charters of the Audit Committee and Nominating Committee are attached as Exhibits A and B.

         The Audit Committee of the Board was established in November 1987 and during fiscal 2003 consisted of Directors George James, Chairman, Gerald Napier and Morton David. The Board has determined that each member of the Audit Committee meets the experience and independence requirements of NASDAQ and Rule 10A-3(b) under the Securities Exchange Act. The Board has determined that George James qualifies as an "audit committee financial expert" as defined by Item 401(h) (2) of Securities and Exchange Commission ("SEC") Regulation S-K. The Audit Committee is responsible for recommending engagement of the Company's independent auditor, approving services performed by such accountants and reviewing internal accounting controls, audit plans and results, and financial reporting procedures. The Audit Committee held 12 meetings during fiscal 2003.

         The Compensation Committee was established in November 1987 and during fiscal 2003 consisted of Directors Morton David, Chairman, Gerald Napier and George James. The Compensation Committee is responsible for making and reviewing recommendations regarding employee compensation and administering the Company's Stock Incentive Plan (the "Incentive Plan"). The Compensation Committee held three meetings during fiscal 2003.

         The Nominating Committee was established in January 2004 and consists of Directors George James, Chairman, Morton David and Gerald Napier. The Nominating Committee is responsible for identifying Board nominees and recommending Board nominees for election, making recommendations as to determination of director independence, overseeing and setting director compensation and overseeing compliance with the Code of Conduct. The Nominating Committee regularly assesses the appropriate size and compensation of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Board through current Board members, professional search firms, shareholders or other parties. All candidates are evaluated based on a review of the individual's qualifications, skills, independence and expertise. The Nominating Committee will consider candidates as nominees for election as Directors of the Company submitted by stockholders. Stockholders wishing to have the Nominating Committee consider a candidate should submit the candidate's name and pertinent background information to Corporate Secretary, Sharper Image Corporation, 650 Davis St., San Francisco, CA 94111.

         We have adopted a Code of Ethics that applies to all our employees, including our chief executive officer, chief financial officer, chief operating officer and controller. The code of ethics is posted on our Website www.shaperimage.com. We intend to post on our Website www.sharperimage.com, any amendments to, or waivers from, our code of ethics within five business days of the date of any amendment or waiver. The information contained on our Website is not part of this document.

Director Remuneration

         During fiscal 2003, each of the Company's non-employee Directors was paid $2,000 for attending each regular meeting of the Board of Directors. Effective with the fourth quarter, Messrs. Napier, David and James, members of the Audit Committee, were paid $500 for each Audit Committee meeting not held in conjunction with a regular meeting of the Board of Directors. The Company's non-employee directors were paid a quarterly retainer of $4,000 per quarter for the first three quarters; effective with the fourth quarter the quarterly retainer was increased to $6,000. Mr. James additionally was paid a quarterly retainer of $2,000 as chairman of the Audit Committee. The general policy of the Company is to reimburse Directors for all reasonable expenses incurred to attend each meeting of the Board of Directors. All Directors are also eligible to participate in certain of the Company's employee benefit plans after six months' service on the Board. The non-employee directors are granted automatic options at the start of each fiscal quarter under the Company's 2000 Stock Incentive Plan, which are immediately exercisable and subject to repurchase if the one year vesting requirement is not met. On May 1, 2003, August 1, 2003, November 3, 2003, and February 2, 2004, each of the non-employee directors, Messrs. A. Thalheimer, Napier, David and James, were granted an option to purchase 3,000 shares of Common Stock at an exercise price of $20.30, $22.75, $28.80 and $36.16, respectively. The shares subject to these options will vest upon the optionee's completion of one (1) year of Board service measured from the grant date.

                                   PROPOSAL 2

                      CHARTER AMENDMENT TO INCREASE NUMBER
                              OF AUTHORIZED SHARES

         The Board has unanimously adopted a resolution approving and recommending to the Company's stockholders for their approval, a proposal to amend the Company's certificate of incorporation to increase the number of authorized shares of common stock from 25,000,000 to 50,000,000. In addition, to effect this change, the total number of shares, which includes 3,000,000 authorized shares of preferred stock, would be increased from 28,000,000 to 53,000,000. The text of this proposed amendment to our charter would be substantially in the form included as Exhibit D to this proxy statement.

         Reasons for Proposal

         The Board is recommending this increase in authorized shares primarily to give the Company appropriate flexibility to issue shares for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further shareholder action required under stock exchange or other rules in the case of any particular issuance. The shares would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock splits or issuance under current or future employee stock plans. The Board believes that these additional shares will provide us with needed flexibility to issue shares in the future without potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except to the extent of our existing obligations on the date of the mailing of this proxy statement, we do not currently have any plans, understandings or agreements for the issuance or use of additional shares of common stock approved under this proposal.

         Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

         The Board is aware that an increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. This proposal is not being recommended by the Board as part of its anti-takeover strategy.

         Effect on Outstanding Common Stock

         The proposed amendment to our certificate of incorporation would not affect the rights of existing holders of common stock except to the extent that future issuances of common stock will reduce each existing stockholder's proportionate ownership interest in the Company.

         Vote Required

         Approval of this proposal requires a number of votes "FOR" the proposal that represents a majority of the outstanding shares entitled to vote. Abstentions will have the same effect as a negative vote on this matter, while broker non-votes will have no effect on the outcome of the vote.

         Recommendation of the Board

         The Board recommends voting "FOR" the amendment to the Company's certificate of incorporation to increase the number of authorized shares.


                               SECURITY OWNERSHIP

         The following table sets forth the beneficial ownership of the Company's Common Stock as of March 26, 2004, by (i) all persons known by the Company to beneficially own more than five percent (5%) of its outstanding Common Stock, (ii) each Director, (iii) each of the Company's executive officers named in the Summary Compensation Table below, and (iv) all Directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated or where subject to applicable community property laws.

                                                       Amount and
                                                        Nature of     Percent
                                                        Beneficial      of
Name                                                   Ownership(1)    Class
----                                                   ------------    -----
Richard Thalheimer ..................................  3,329,758(2)     21.1%
Capital Research & Management .......................  1,275,000(3)      8.2%
Strong Capital Management ...........................  1,020,851(4)      6.6%
Next Century Growth Investors, LLC ..................    970,543(5)      6.3%
Wellington Management ...............................    892,280(6)      5.8%
Alan Thalheimer .....................................    124,172(7)       *
Morton David ........................................     31,000(8)       *
Gerald Napier .......................................     54,162(9)       *
George James ........................................     66,000(10)      *
Tracy Wan ...........................................    217,800(11)     1.4%
Jeffrey Forgan ......................................     51,200(12)      *
Anthony Farrell .....................................     37,600(13)      *
Craig Trabeaux ......................................     18,000(14)      *
All Directors and executive officers as a
  Group (12 persons) ................................  3,999,992(15)    24.5%

----------
*        Less than one percent of class.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 26, 2004 are deemed outstanding. Percentage of beneficial ownership is based upon 15,517,416 shares of common stock as of March 26, 2004. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the directors, executive officers and 5% stockholders in this table is as follows: c/o Sharper Image, 650 Davis Street, San Francisco, California 94111.

(2) Includes 2,178,162 shares owned by The Richard J. Thalheimer Revocable Trust of which Mr. Richard Thalheimer is trustee and sole beneficiary; 235,000 shares owned by The Richard J. Thalheimer Children's Trust; 131,969 shares owned by the Richard and Elyse Thalheimer Irrevocable Trust of 1995; 268,722 shares owned by the Richard J. Thalheimer 1997 Annuity Trust, of which Mr. Richard Thalheimer is trustee; 183,673 shares owned by the Richard J. Thalheimer 1997 Grantor Annuity Trust, of which Mr. Richard Thalheimer is trustee; 50,632 shares owned by the Richard J. Thalheimer Irrevocable Trust of 1999; and 281,600 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 26, 2004.

(3) Capital Research and Management, a registered investment advisor, has sole dispositive power over 1,275,000 shares as of December 31, 2003. Capital Research and Management's address is 333 South Hope St., 55th Floor, and Los Angeles, CA 90071.

(4) Strong Capital Management, Inc., a registered investment advisor, has shared dispositive power and voting power over 1,020,851 shares as of December 31, 2003. Strong Capital Management, Inc.'s address is 100 Heritage Reserve, Menomonee, WI 53051.

(5) Next Century Growth Investors, LLC, a registered broker and investment advisor, has sharing dispositive power and voting power over 970,543 shares as of December 31, 2003. Next Century Growth Investors, LLC's address is 5500 Wayzata Blvd., Suite 1275, Minneapolis, MN 55416.

(6) Wellington Management Company, LLP, a registered investment advisor, has shared dispositive power over 892,280 shares and shared voting power of 781,920 shares as of December 31, 2003. Wellington Management Company, LLP's address is 75 State St., Boston, MA 02109.

(7) Includes 59,172 shares owned by Alan and Gladys Thalheimer Revocable Trust. Does not include 235,000 shares owned by The Richard J. Thalheimer Children's Trust, or 131,969 shares owned by the Richard and Elyse Thalheimer Irrevocable Trust of 1995, of which Mr. Alan Thalheimer is trustee. Includes 65,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 26, 2004, of which 12,000 shares are currently subject to repurchase by us at the exercise price if Mr. Thalheimer's Board service ends prior to vesting.

(8) Includes 22,000 shares owned by Mr. Morton David. Includes 9,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 26, 2004. 12,000 option shares are currently subject to repurchase by us at the exercise price if Mr. David's Board service ends prior to vesting.

(9) Includes 25,162 shares owned by the Napier Family Trust, of which Mr. Gerald Napier is Trustee. Includes 29,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 26, 2004, of which 12,000 shares are currently subject to repurchase by us at the exercise price if Mr. Napier's Board service ends prior to vesting.

(10) Includes 15,000 shares owned by Mr. George James. Includes 51,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 26, 2004, of which 12,000 shares are currently subject to repurchase by us at the exercise price if Mr. James' Board service ends prior to vesting.

(11) Includes 217,800 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 26, 2004.

(12) Includes 51,200 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 26, 2004.

(13) Includes 37,600 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 26, 2004.

(14) Includes 18,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 26, 2004.

(15) Includes 830,500 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 26, 2004.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the "named executive officers") serving in that capacity as of January 31, 2004:

                           Summary Compensation Table

                                                                              Long-Term
                                                                            Compensation
                                                                            -------------
                                     Fiscal                                  Securities
                                      Year       Annual Compensation         Underlying
                                     Ended      -----------------------        Options          All Other
Name and Principal Position          Jan. 31    Salary($)      Bonus($)     (# of shares)   Compensation($)(1)
---------------------------          -------    ---------      --------     -------------   ------------------
Richard Thalheimer .................. 2004      925,000       1,478,400      75,000 shares      113,861
  Founder, Chairman of the            2003      850,000       1,041,600     139,000 shares       71,847
  Board, and Chief Executive          2002      750,000          -0-        130,000 shares       27,119
  Officer
Tracy Wan ........................... 2004      391,539         669,900      35,000 shares       48,484
  President,                          2003      373,077         470,400      72,000 shares       17,168
  Chief Operating Officer             2002      350,000          -0-         55,000 shares        1,048
Jeffrey Forgan ...................... 2004      309,231         462,000      18,000 shares       25,242
  Executive Vice President,           2003      293,077         319,200      57,000 shares        9,759
  Chief Financial Officer             2002      270,000          -0-         21,000 shares        1,048
Anthony Farrell ..................... 2004      276,538         120,000      12,000 shares       21,382
  Senior Vice President,              2003      261,539          80,000      10,000 shares        9,958
  Creative                            2002      260,349          15,000      18,000 shares        1,760
Craig Trabeaux ...................... 2004      255,769         135,000      12,000 shares       26,803
  Senior Vice President,              2003      223,385          80,000      10,000 shares        9,958
  Retail Operations                   2002      207,885          25,000      18,000 shares        1,760


(1) Represents the following amounts for the named executive officers for the fiscal year ended January 31, 2004: (i) the premiums paid on the life insurance coverage provided such individuals, (ii) the contribution made by the Company to match the salary deferral contribution made by the officer to the Company's 401(k) Savings plan, up to a maximum of $500, (iii) the imputed value for goods and services provided by the Company, and (iv) profit-sharing paid by the Company.

         Fiscal year ended January 31, 2004:

                                 Profit          Life          Matching       Value of
                                Sharing        Insurance        401(k)        Goods and
Name                        Contributions($)   Premium($)   Contribution($)  Services($)
----                        ----------------   ----------   ---------------  -----------
Richard Thalheimer.........     108,274          2,356            500          2,731
Tracy Wan .................      47,436            548            500           -0-
Jeffrey Forgan ............      23,920            822            500           -0-
Anthony Farrell ...........      19,622          1,260            500           -0-
Craig Trabeaux ............      19,337            548            500          6,418

Change in Control Arrangements

         The Compensation Committee as administrator of the Company's Stock Incentive Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers or any unvested shares actually held by those individuals under those plans, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following an acquisition of the Company by merger or asset sale.

CEO Employment Agreement.

         We entered into, and the Board approved, an employment agreement with Richard Thalheimer, the Company's Chief Executive Officer, effective as of October 21, 2002, which provides that Mr. Thalheimer's employment will continue until terminated by us or by him, as set forth in the employment agreement. In the event of a termination without "Cause" or with "Good Reason," as defined in the employment agreement, Mr. Thalheimer will be entitled to receive (i) a severance payment equal to a maximum of three times his highest annual base salary in the 36 months prior to his termination plus three times his average bonus paid for the immediately preceding three fiscal years (or target bonus for the year of termination, if higher), but in any event no less than $5,000,000 (as adjusted for inflation), with reductions in these amounts at and after age 71, (ii) full vesting in any and all stock options granted to him after the effective date of the employment agreement, with continued exercisability until the date the options would otherwise expire absent his termination and (iii) vested benefits under a Supplemental Executive Retirement Plan, or SERP, giving credit as if Mr. Thalheimer had been employed until age 70. If these payments are made in connection with a change of control and subject to excise tax, we will gross him up for the excise tax.

         Under the terms of the SERP, upon Mr. Thalheimer's retirement at age 70, he is entitled to receive an annual retirement payment of $500,000. Mr. Thalheimer is also entitled to receive continued health benefits for the remainder of his life. If Mr. Thalheimer's employment terminates before his 70th birthday for any reason other than death, he will be entitled to receive vested benefits beginning on his 70th birthday. If his employment is terminated without "Cause" or with "Good Reason," or in the event of a change of control of the Company, he will become fully vested in the benefits. If his employment terminates for any other reason, he will be vested in a percentage represented by his actual years of service with the Company divided by the 41 years of service he would have with the Company if he retired at age 70.

Option Grants in Last Fiscal Year

         The following table sets forth the information noted for all grants of stock options made to the named executive officers listed in the Summary Compensation Table during the fiscal year ended January 31, 2004. No stock appreciation rights were granted during such fiscal year.

                                                                                                         Potential Realizable
                                                      Individual Grants                                        Value at
                                                      -----------------                                      Assumed Annual
                                                         Percentage                                             Rates of
                                                          of Total                                             Stock Price
                                                           Options                                           Appreciation for
                                                         Granted to    Exercise or                            Option Term (3)
                                        Options         Employees in    Base Price   Expiration        -----------------------------
Name                                   Granted(#)        Fiscal Year    ($/SH(2))       Date              5%($)             10%($)
----                                   ----------        -----------    ---------       ----              -----             ------
Richard Thalheimer ................... 75,000(1)           12.9%        $   23.82      9/29/13         $1,123,520         $2,847,221
Tracy Wan ............................ 35,000(1)            6.0%        $   23.82      9/29/13            524,309          1,328,703
Jeffrey Forgan ....................... 18,000(1)            3.1%        $   23.82      9/29/13            269,645            683,333
Anthony Farrell ...................... 12,000(1)            2.1%        $   23.82      9/29/13            179,763            455,555
Craig Trabeaux ....................... 12,000(1)            2.1%        $   23.82      9/29/13            179,763            455,555

----------
(1) The option grants have a maximum term of ten years, subject to earlier termination upon the optionee's cessation of service. The option grants become exercisable in five successive equal annual installments beginning January 31, 2005, provided the optionee continues in service. These options were granted September 29, 2003.

(2) The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving same-day sale of the purchased shares.

(3) There is no assurance that the actual stock price appreciation over the ten-year option term will be at those assumed rates or at any other level. Unless the market price of the Company's common stock does in fact appreciate over the option term, no value will be realized from these option grants.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                                   Value of Unexercised In-The-
                                                                                                     Money Options at Fiscal
                                                Value Realized                                      Year-End (Market price of
                                               (Market price at        Number of Unexercised          shares at Fiscal Year-End
                                                  exercise               Options at Fiscal              ($36.16) less exercise
                                  Shares          date less                 Year-End(#)                        price)($)
                                acquired on       exercise         ------------------------------     ------------------------------
Name                            exercise(#)       price)($)        Exercisable      Unexercisable     Exercisable      Unexercisable
----                            -----------       ---------        -----------      -------------     -----------      -------------
Richard Thalheimer ............  110,000         2,911,765           187,800           356,200        $5,019,950        $8,205,100
Tracy Wan .....................   40,000           997,070           157,400           185,600         4,165,760         4,314,890
Jeffrey Forgan ................   27,000           623,516            15,600           109,000           368,582         2,457,354
Anthony Farrell ...............   39,000           974,191            44,200            56,800         1,194,012         1,334,008
Craig Trabeaux ................   11,600           203,020            18,334            50,400           461,375         1,120,044


           COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten-percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2004, all other
Section 16(a) filing requirements applicable to its Officers, Directors and greater than ten-percent beneficial owners were complied with.

                                  ANNUAL REPORT

         A copy of the Annual Report of the Company for fiscal 2003 has been mailed concurrently with this Proxy Statement to all Stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.


                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. We also appoint, compensate, retain, oversee and terminate, subject to shareholder ratification, the Company's independent auditors. The Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by NASDAQ listing standards and the Securities and Exchange Act.

         Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

         In this context, we held 12 meetings during fiscal 2003. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and the Company's independent auditors, Deloitte & Touche LLP. We discussed with the Company's independent auditors the overall scope and plans for their audit. We met with the independent auditors, with and without management present, to discuss the results of their examination and their evaluations of the Company's internal controls.

         We have reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2004, with management and Deloitte & Touche LLP.

         We also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the Company's financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

         The Company's independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche's independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's financial statements was compatible with maintaining their independence. Additionally, we preapproved the amount of fees paid to Deloitte & Touche LLP for audit and all non-audit services.

         Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended January 31, 2004, be included in the Company's Annual Report by reference on Form 10-K. We have also selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended January 31, 2005, subject to shareholder ratification.

         Submitted by the Company's Audit Committee of the Board of Directors:

         George James, Chairman, Audit Committee
         Gerald Napier, Member, Audit Committee
         Morton David, Member, Audit Committee

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") administers the Company's compensation policies and programs. The Committee has responsibility for executive compensation matters, including setting the base salaries of the Company's executive officers, approving individual bonuses and bonus programs for executive officers, administering certain of the Company's employee benefit program and the administration of the Company's Stock Incentive Plan, under which grants may be made to executive officers and other key employees. The following is a summary of the policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

         GENERAL COMPENSATION POLICY. The overall policy of the Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer's compensation contingent upon the Company's financial success as well as upon such executive officer's own level of performance. Each executive officer's compensation package is generally comprised of three elements: (i) base salary, which is determined primarily on the basis of the individual's position and responsibilities and the level of the individual's performance, (ii) incentive performance awards payable in cash and tied to the Company's financial performance and individual performance, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an executive officer's level of responsibility increases, a greater portion of such executive officer's total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

         FACTORS. The principal factors considered in establishing the components of each executive officer's compensation package, other than the Chief Executive Officer, for the fiscal year ended January 31, 2004, are summarized below. The Committee may at its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

                  Base Salary. The base salary for each officer is set primarily on the basis of personal performance, level of responsibility, salary levels for comparable positions of other retailers (as estimated based on the Committee's knowledge of the retail industry), internal comparability considerations and, to a lesser extent, on the financial performance of the Company.

                  Incentive Compensation. In 2001 the stockholders approved an Executive Bonus Plan, which was first implemented in the fiscal year ending January 31, 2002. For each fiscal year, the Compensation Committee selects executive officers to participate and establishes a target bonus for each eligible executive for the fiscal year, payable if a specified performance goal is satisfied for such fiscal year. The performance goal for each fiscal year is based on one of the following measures of Company performance: (i) the achievement of a specified closing or average closing price of Company common stock, (ii) the absolute or percentage increase in the closing or average closing price of Company common stock and/or one or more of the following measures of the Company's net income for such fiscal year determined in accordance with generally accepted accounting principles as consistently applied by the Company: (i) absolute net income or a percentage or absolute dollar increase in net income, (ii) earnings per share or a percentage or absolute dollar increase in earnings per share, or (iii) return on equity or a percentage or absolute dollar increase in return on equity. The Bonus Plan Committee may provide for various levels of bonus depending on relative performance toward a performance goal. The Bonus Plan Committee may establish multiple goals based on more than one measure, but any bonus payable must be based on the satisfaction of at least one goal. For fiscal 2003 there were three executive officers, Messrs. Richard Thalheimer and Jeffrey Forgan and Ms. Tracy Wan, selected for the Executive Bonus Plan. The performance goals established by the Committee for fiscal 2003 were achieved and therefore these executive officers were awarded bonuses for the year. The annual bonuses for executive officers not included in the Executive Bonus Plan are earned on the basis of the Company's financial performance and the base salary, personal performance and level of responsibility of such executive officer. The specific amount paid to each of these executive officers is determined by the Company's Chief Executive Officer on the basis of personal performance and level of responsibility of each such executive officer, subject to the Committee's approval.

                  Long-Term Stock-Based Incentive Compensation. Generally, the Committee approves annual grants of stock options to each of the Company's executive officers under the Stock Incentive Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The Committee may also grant certain performance-based stock options. The size of the option grant to each executive officer generally is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer's current position with the Company, internal comparability considerations regarding option grants made to other executive officers of the Company, the executive officer's current level of performance, the executive officer's potential for future responsibility and promotion over the option term. The Committee also considers the number of vested and unvested options held by the executive officer at the time of the proposed grant in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

         CEO COMPENSATION. The Compensation Committee determined the base salary of Mr. Thalheimer, the Company's Founder, Chief Executive Office and Chairman of the Board on the basis of his personal performance, level of responsibility, the financial performance of the Company and salary levels for comparable positions of other retailers. Mr. Thalheimer's base salary for the fiscal year ended January 31, 2004, was established at $925,000 and the base salary for fiscal year ending January 31, 2005, was established at $990,000. Mr. Thalheimer qualified for a bonus in fiscal year 2003 of $1,478,400 under the Executive Bonus Plan. The split-dollar life insurance arrangement for Mr. Thalheimer was terminated in fiscal 2003 and the Company was reimbursed for all premiums paid.

         TAX LIMITATION. Under Section 162(m) of the Internal Revenue Code, the Company is not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation generally applies to compensation paid to the covered executive officers, except that certain performance-based compensation paid pursuant to a stockholder approved plan is exempt from the limitation. The Company's Stock Incentive Plan and its 2000 Incentive Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise price of option grants made under those plans will generally qualify as performance-based compensation that will not be subject to the $1 million limitation. The Executive Bonus Plan is also structured so that bonuses payable thereunder should qualify as performance based compensation that is exempt from the limitation. In authorizing the type and levels of other compensation payable to executive officers, the Committee considers, as one factor, the deductibility of that compensation, but may deem it appropriate to authorize compensation that is not deductible by reason of
Section 162(m) or other provisions of the Internal Revenue Code. The Company deferred payment of a portion of Mr. Thalheimer's bonus for the fiscal year ending January 31, 2001, in order to avoid exceeding the limit.

         Submitted  by the  Company's  Compensation  Committee  of the  Board of
Directors:

         Morton David, Chairman, Compensation Committee
         Gerald Napier, Member, Compensation Committee
         George James, Member, Compensation Committee


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. No member of the Compensation Committee is a former or current officer or employee of the Company.

                                PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*
              OF THE COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX,
            THE RUSSELL 2000 INDEX AND THE NASDAQ RETAIL TRADE INDEX

         The following graph compares the yearly percentage changes in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index, the Russell 2000 Index and the Nasdaq Retail Trade Index during the five fiscal years ended January 31. The comparison assumes that $100 was invested on January 31, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.



[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


SHARPER IMAGE CORP

                                                                         Cumulative Total Return
                                         --------------------------------------------------------------------------------------
                                           1/99            1/00            1/01            1/02            1/03            1/04
                                         ------           -----          ------           -----          ------          ------
SHARPER IMAGE CORPORATION                100.00           64.63          111.79           76.51          101.03          252.65
NASDAQ STOCK MARKET (U.S.)               100.00          160.60          123.31           60.07           56.78           81.96
RUSSELL 2000                             100.00          117.74          122.09          117.70           91.96          145.31
NASDAQ RETAIL TRADE                      100.00          107.87           79.38           89.00           84.81          136.38

* $100 INVESTED ON 01/31/99 IN STOCK OR INDEX- INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING JANUARY 31.

         Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, none of the preceding Stock Performance Graph, Compensation Committee Report or Audit Committee Report is to be incorporated by reference into any of our prior filings under the securities laws, nor shall such graph or Audit Committee Report be incorporated by reference into any future filings made by us under those securities laws.

                              CERTAIN TRANSACTIONS

         There were no reportable transactions during fiscal 2003.


                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

         The firm of Deloitte & Touche LLP served as independent auditor for the Company for the fiscal year ended January 31, 2004. The Audit Committee of the Board of Directors has selected the firm to continue in this capacity for the current fiscal year. Accordingly, the Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as independent auditor.

         Although the selection of Deloitte & Touche LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the selection of the independent auditor for the fiscal year ending January 31, 2005. In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

         The Company anticipates that a representative of Deloitte & Touche LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to questions at the meeting.

         o        Audit Fees

                  The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements, S-3 Registration statements and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended January 31, 2004, were approximately $595,000, and for fiscal year ended January 31, 2003, were approximately $409,000.

         o        Audit-Related Fees

                  The aggregate fees billed by Deloitte for services rendered to the Company for Audit-Related services for the fiscal year ended January 31, 2004, were approximately $25,000 and for the fiscal year ended January 31, 2003, were approximately $5,000.

         o        Tax Fees

                  The aggregate fees billed by Deloitte for services rendered to the Company for Tax services for the fiscal year ended January 31, 2004, were approximately $32,000 and for the fiscal year ended January 31, 2003, were approximately $47,000.

         o        All Other Fees

                  The aggregate fees billed by Deloitte for services rendered to the Company, other than services described above under "Audit Fees" and "Audit Related" and "Tax Fees," for the fiscal years ended January 31, 2004, and 2003 were zero.

         The Audit Committee has considered whether the provisions of services described in preceding paragraphs is compatible with maintaining auditor independence. Each of the permitted non-auditing services described above has been preapproved by the Audit Committee. Unless a type of service has received general preapproval, it will require separate preapproval by the committee. Each preapproval term lasts for at least 12 months until the first regularly scheduled committee meeting. The Audit Committee has delegated its preapproval authority to its Chairman, provided the Chairman reports any preapproval decisions to the full Audit Committee at its next regularly scheduled meeting.

         George James, Chairman, Audit Committee
         Gerald Napier, Member, Audit Committee
         Morton David, Member, Audit Committee

Vote Required

         Approval of this proposal requires a number of votes "FOR" the proposal that represents a majority of the outstanding shares present or represented and entitled to vote on this matter at the Annual Meeting.

Recommendations of the Board of Directors

         The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending January 31, 2005.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be considered for inclusion in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held in 2005 must be received by the Company no later than January 8, 2005. The proposal must be mailed to the Company's principal executive offices at 650 Davis Street, San Francisco, California 94111. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. If the Company is not notified of a stockholder proposal by March 24, 2005, then the proxy solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority to vote against the stockholder proposal.


                                 OTHER BUSINESS

         The Board of Directors is not aware of any other matter which may be presented for action at the meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion on such matters.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Richard Thalheimer
                                        Founder, Chairman of the Board, and
                                        Chief Executive Officer

April 2, 2004
San Francisco, California

                                    EXHIBIT A

                            Sharper Image Corporation
                             A Delaware Corporation
                                 (the "Company")

                             Audit Committee Charter
                            Adopted January 12, 2004

Purpose

         The Audit Committee (the "Committee") is created by the Board of Directors of the Company to:

o assist the Board in its oversight of responsibilities by overseeing the accounting and financial reporting process of the Company and the audit of the financial statement of the Company by reviewing:

         o        the integrity of the financial statements of the Company;

         o        the  qualifications,   independence  and  performance  of  the
                  Company's independent auditors; and

         o        the performance of the Company's internal audit function.

o prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Membership

         The Committee shall consist of at least three members comprised solely of independent directors meeting the independence and experience requirements of National Association of Securities Dealers Automated Quotations (NASDAQ). No Committee member shall simultaneously serve on the audit committees of more than two other public companies. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Board shall designate the Chairman of the Committee.

Authority and Responsibilities

         In addition to any other responsibilities that may be assigned from time to time by the Board, the Committee is responsible for the following matters:

Independent Auditors

o The Committee has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms and permissible non-audit services to be provided by the independent auditors. The independent auditor must report directly to the Committee.

o The Committee shall preapprove the audit services and non-audit services pursuant to preapproval policies and procedures established by the Committee to be provided by the Company's independent auditors. The Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Committee may delegate its authority to preapprove services to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting.

o The Committee shall evaluate the independent auditors' qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board on at least an annual basis.

Internal Auditors

o The Company's Chief Financial Officer shall be the Company's chief audit executive and shall report directly to the Committee.

Financial  Statements;  Disclosure  and Other  Risk  Management  and  Compliance
Matters

o The Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Committee deems it appropriate:

         o the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of the Company's Form 10-K; and

         o the quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of the Company's Form 10-Q.

o The Committee shall, in conjunction with the CEO and CFO of the Company, review the Company's internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

o The Committee shall have sole authority over the resolution of any disagreements between management and the independent auditor regarding the Company's financial reporting.

o        The Committee shall establish procedures for:

         o the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

         o the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

o        The  Committee  shall  review  any  significant   complaints  regarding
         accounting, internal accounting controls or auditing matters received pursuant to such procedures.

o The Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Reporting to the Board

o The Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the qualifications, independence and performance of the Company's independent auditors, the performance of the internal audit function, any funding requirements for the outside auditors, Committee and any advisors retained by the Committee to assist it in its responsibilities and any other matters that the Committee deems appropriate or is requested to be included by the Board.

o The Committee shall annually review and assess the adequacy of this charter and recommend any proposed changes to the Board.

Procedures

         The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Committee shall periodically meet in executive sessions, without management participation. The Chairman of the Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

         The Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditors to meet with any members of, or advisors to, the Committee.

         The Committee may delegate its authority to subcommittees or the Chairman of the Committee when it deems appropriate and in the best interests of the Company.

Limitations Inherent in the Audit Committee's Role

         It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors. Furthermore, while the Committee is responsible for reviewing the Company's policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company's exposure to risk.

                                    EXHIBIT B

                            Sharper Image Corporation
                             A Delaware Corporation
                                 (the "Company")

                          Nominating Committee Charter
                            Adopted January 26, 2004

Purpose

         The Nominating Committee (the "Committee") is created by the Board of Directors of the Company to:

o identify individuals qualified to become Board members, and recommend to the Board director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

o make recommendations to the Board as to determinations of director independence;

o        oversee and set compensation for the Company's directors; and

o oversee compliance with the Code of Conduct of the Company as set forth in the Company's Associate Handbook.

Membership

         The Committee shall consist of at least three members, comprised solely of independent directors meeting the independence requirements of the National Association of Securities Dealers Automated Quotations (NASDAQ). The independent members of the Board shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Committee.

Authority and Responsibilities

         In addition to any other responsibilities that may be assigned from time to time by the Board, the Committee is responsible for the following matters, provided that with respect to corporate governance matters identified below it shall be the responsibility of management, or, in the case of conflicts of interest involving directors, of the relevant director or directors, to inform the Committee appropriately.

Board/Committee Nominees

o The Committee shall oversee searches for and identify qualified individuals for membership on the Company's Board of Directors.

o The Committee shall establish criteria for Board and Board committee membership, including as to director independence, and shall recommend individuals for membership on the Company's Board of Directors.

Director Compensation

o The Committee shall review and approve compensation (including stock option grants and other equity-based compensation) for the Company's directors.

Corporate Governance Matters

o The Committee shall oversee compliance with the Company's Code of Conduct and report on such compliance to the Board. The Committee shall also review and consider any requests for waivers of the Company's Code of Conduct for the Company's directors, executive officers and other senior financial officers, and shall make a recommendation to the Board with respect to such request for a waiver.

o The Committee shall review potential conflicts of interest involving directors and shall determine whether such director or directors may vote on any issue as to which there may be a conflict.

o The Committee shall review all related party transactions and determine whether such transactions are appropriate for the Company to undertake. If so, the Committee is authorized to approve such transactions.

Reporting to the Board

o The Committee shall report to the Board periodically. This report shall include a review of any recommendations or issues that arise with respect to Board membership, Board performance, corporate governance or any other matters that the Committee deems appropriate or is requested to be included by the Board.

o The Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval.

Procedures

         The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The Chair of the Committee, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this charter.

         The Committee may retain and terminate any search firm assisting the Committee in identifying director candidates and may approve all such search firm's fees and other retention terms. In addition, the Committee may retain and terminate any compensation consultant assisting the Committee in the evaluation of director compensation and may approve all such compensation consultant's fees and other retention terms.

         The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate and in the best interests of the Company.

                                    EXHIBIT C

                            SHARPER IMAGE CORPORATION

                      Charter amendment to increase number
                              of authorized shares

      CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION
                          OF SHARPER IMAGE CORPORATION

 Pursuant to Section 242 of the General Corporation Law of the State of Delaware

         SHARPER IMAGE CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

         FIRST: Section (A) of Article IV of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

         This corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares that this corporation is authorized to issue is fifty-three million (53,000,000). Three million (3,000,000) shares shall be Preferred Stock and fifty million (50,000,000) shares shall be Common Stock. The Preferred Stock shall have a par value of $.01 per share; the Common Stock shall have a par value of $.01 per share.

         SECOND:  The foregoing  amendment  was duly adopted in accordance  with
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the Chairman and Chief Executive Officer of the Corporation on this day of __________________, 2004.


                            Sharper Image Corporation


                            By:_____________________________
                            Name: Richard Thalheimer
                            Title: Chairman of the Board and Chief
                                   Executive Officer